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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C.  20549
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                                    FORM 8-K

                                 CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934.



Date of Report (Date of earliest event reported):    June 4, 1997 (May 21, 1997)


                        Commission File Number:  0-18309

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                        MARINE DRILLING COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


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
                                  TEXAS                                                  74-2558926
                     (State or other jurisdiction of                                  (I.R.S. Employer
                      incorporation or organization)                               Identification Number)


       ONE SUGAR CREEK CENTER BLVD. -- SUITE 600, SUGAR LAND, TEXAS                      77478-3556
                 (Address of principal executive offices)                                (Zip Code)
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     Registrant's telephone number, including area code:  (281) 243-3000




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                   (Former name if changed since last report)


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                 (Former address if changed since last report)


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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

            In late May 1997, Marine Drilling Companies, Inc. ("the Company") completed the acquisition of 93.7% of the shares of Deep Sea ASA, a Norwegian company, listed on the Oslo Stock Exchange ("Deep Sea"). Prior thereto, the primary business activities of Deep Sea were the construction and marketing of a Bingo 8000 design drilling rig, the Deepsea Stavanger. As of the date of this report, only the construction of the rig hull was completed. The acquisition price was approximately $51,500,000 and was financed with working capital. In addition to the rig, Deep Sea also owns the drawing and design rights for the Bingo 8000 drilling rig.

            Historical financial statements for Deep Sea are not included in this filing as they represent primarily the acquisition costs of the rig as a result of Deep Sea's short business history which began when it was formed on March 19, 1996. Deep Sea has been essentially a start-up company with no operating revenues or expenses. This acquisition will increase the Company's property and equipment on a consolidated basis by approximately $51,500,000 and reduce working capital by a similar amount. The acquisition is not expected to affect the Company's operating results in the near term.

            The MARINE 700 will require additional expenditures to complete its construction and equip it for service. At this time, the Company is conducting a detailed engineering study to determine the cost of these activities. The Company plans to obtain a term contract of significant term prior to making significant additional expenditures related to the rig. The Company's preliminary analysis indicates that these additional expenditures will be in the range of $140,000,000 to $175,000,000. This estimate could change materially based upon further analysis and customer required features. The sources of funding for the future rig completion expenditures have not yet been determined, however, the Company anticipates that it will seek to obtain a nonrecourse term loan for this project subsequent to obtaining a term drilling contract therefor. Deep Sea has subsequently been renamed Marine Drilling ASA and the Deepsea Stavanger will soon be renamed the MARINE 700.


ITEM 7(c).  EXHIBITS

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            Exhibit
            Number           Description
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
              99.1           Press release dated May 21, 1997 (#97-05)
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MARINE DRILLING COMPANIES, INC.
                                                  (Registrant)



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
Date:    June 4, 1997                By:   /s/       William H. Flores
                                         ----------------------------------------------------------
                                           William H. Flores
                                           Executive Vice President,
                                           Chief Financial Officer and Director
                                           (Principal Financial Officer)


Date:    June 4, 1997                By:   /s/       Joan R. Smith
                                         ----------------------------------------------------------
                                           Joan R. Smith
                                           Vice President, Controller and Secretary
                                           (Principal Accounting Officer)
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                               INDEX TO EXHIBITS




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
EXHIBIT
NUMBER                                     EXHIBITS
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
   99.1                   Press release dated May 21, 1997 (#97-05)
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